UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 25, 2005

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On April 25, 2005, ANADIGICS Inc. ("ANADIGICS") is issuing a press release and holding a conference call announcing its financial results for the quarter ending April 2, 2005. A copy of the release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release issued by ANADIGICS, Inc. dated April 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ANADIGICS, Inc.
Date: April 25, 2005	By:	/s/ Thomas Shields
Sr. Vice President & CFO

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press release dated April 25, 2005, announcing ANADIGICS, Inc.'s financial results for the first quarter ended April 2, 2005.

ANADIGICS REPORTS RESULTS FOR FIRST QUARTER 2005

WARREN, NJ—April 25, 2004—ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, reported first quarter 2005 net sales of $21.8 million compared to net sales of $22.4 million in the prior quarter and $21.2 million in the year ago quarter. The net loss for the quarter was $11.5 million or $0.34 per share compared with a net loss of $10.3 million or $0.31 per share in the prior quarter and $12.8 million or $0.40 per share in the year ago quarter.

As of April 2, 2005, cash and short and long-term marketable securities totaled $97.3 million compared with $104.1 million at the end of the fourth-quarter 2004.

“ANADIGICS continues to grow its portfolio of new products, and its customer base. Our leadership in the broadband communication market is reinforced by the recent introduction of our active splitter for TV, DVR, & PVR applications and receipt of production orders for our new leading-edge WiMAX power amplifiers. In addition, we expanded our wireless product portfolio with new WCDMA and EDGE power amplifiers, as well as our latest generation of PowerPlexer™ GSM/GPRS integrated 6 mm by 6 mm transmit modules which we demonstrated at the 3GSM World Congress,” said Dr. Bami Bastani, President and CEO of ANADIGICS. “While I am encouraged by our rapid growth in these key markets, we continue to focus on new opportunities to improve gross margins and reduce operating expenses.”

Outlook for Second Quarter 2005

Net sales for the second quarter of 2005 are expected to increase by 5% - 8% compared with the first quarter of 2005. The loss per share for the second quarter of 2005 is expected to decrease by 3% - 6%.

RECENT HIGHLIGHTS

April 20, 2005 - ANADIGICS Introduces 1 GHz Active Splitter for TVs, DVRs & PVRs

ANADIGICS announced the introduction of the APS3604 active splitter for multiple-tuner television and set-top box applications. The highly integrated 5 mm by 5 mm APS3604 replaces discrete low-noise amplifier (LNA) and splitter circuitry, and provides three output paths supporting two- and three-tuner systems for signals up to 1.1 GHz. This high level of integration reduces the component count and PCB space requirements for advanced televisions with features such as picture-in-picture and for multiple tuner set-top boxes with personal video recording (PVR) and digital video recording (DVR) functionality.

April 13, 2005 - ANADIGICS Receives Production Orders for WiMAX Power Amplifiers

ANADIGICS announced that the Company has received production orders for the AWM6430 Indium Gallium Phosphide (InGaP) heterojunction bipolar transistor (HBT) 3.5 GHz class AB power amplifier (PA) for fixed point worldwide interoperability for microwave access (WiMAX) applications. ANADIGICS is leading the market by developing a complete portfolio of high linearity, high efficiency WiMAX power amplifiers that support next-generation 2.5 GHz and 3.5 GHz 802.16e mobile applications.

April 11, 2005 - ANADIGICS Ships 25 Millionth InGaP HBT WLAN Power Amplifier

ANADIGICS announced that the Company has shipped its 25 millionth Indium Gallium Phosphide (InGaP) heterojunction bipolar transistor (HBT) power amplifier (PA) for wireless LAN (WLAN) applications. In less than seven months, ANADIGICS doubled the number of its total WLAN power amplifiers shipped as the Company continues to gain share in the WLAN PA market. The Company is expanding its presence in PC notebook applications, as well as gaining a foothold in access point, router, printer, and smart phone applications.

March 7, 2005 - ANADIGICS Announces Production Shipments to LG Electronics for the VX8000 EV-DO Multimedia Handset

ANADIGICS announced that the Company is shipping production volumes of indium gallium phosphide (InGaP) heterojunction bipolar transistor (HBT) power amplifiers (PAs) to LG Electronics for the VX8000 CDMA phone. The VX8000 features a 1.3 megapixel CCD camera, digital zoom, MP3 audio player, dual TFT 262 K color screens, and 1xEV-DO high speed data access compatibility.

February 14, 2005 - ANADIGICS Announces 7 mm by 7 mm GSM/GPRS/EDGE Power Amplifier Module

ANADIGICS announced the expansion of its GSM product portfolio with the introduction of a new power amplifier (PA) module that supports the 2.5G Enhanced Data for Global Evolution (EDGE) standard. The highly integrated AWT6168 quad-band PA supports the open-loop polar EDGE modulation radio architecture, which offers the lowest cost solution for dual-mode GSM/EDGE handsets.

February 14, 2005 - ANADIGICS Introduces New Generation 6 mm by 6 mm PowerPlexer™ Quad-Band GSM/GPRS Transmit Module

ANADIGICS announced the introduction of a 6 mm by 6 mm integrated RF transmit module for quad-band GSM/GPRS handset applications at the 3GSM World Congress. The AWT6202 PowerPlexer module integrates an InGaP HBT power amplifier (PA), pHEMT antenna switch, harmonic filters, and CMOS power control circuitry in the industry's smallest transmit module. This high level of integration simplifies handset design, which minimizes time-to-market and development costs for new platforms.

February 14, 2005 - ANADIGICS Introduces Industry's Most Efficient WCDMA Power Amplifier Modules

ANADIGICS announced a new family of 4 mm by 4 mm High-Efficiency-at-Low-Power (HELP™) wideband CDMA (WCDMA) power amplifier (PA) modules. The AWT6270, AWT6271, AWT6274, and AWT6275 use ANADIGICS' proprietary mode switching techniques to enable high efficiency operation over a wide range of output power levels resulting in a 50% reduction in average power consumption.

CONFERENCE CALL
ANADIGICS’ senior management will conduct a conference call today at 8:30 AM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 938-2488 (available until May 3).

# # #
ANADIGICS, Inc. (Nasdaq: ANAD) designs and manufactures radio frequency integrated circuit (RFIC) solutions for growing broadband and wireless communications markets. The Company's innovative high frequency RFICs enable manufacturers of communications equipment to enhance overall system performance, and reduce manufacturing cost and time to market. By utilizing state-of-the-art manufacturing processes for its RFICs, ANADIGICS achieves the high-volume and cost-effective products required by leading companies in its targeted high-growth communications markets. ANADIGICS was the first GaAs IC manufacturer to receive ISO 9001 certification and is certified to the ISO 9001:2000 and ISO 14001:1996 quality standards.

Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, order rescheduling or cancellation, changes in customers' forecasts of product demand, timely product and process development and protection of the associated intellectual property rights, individual product pricing pressure, variation in production yield, changes in estimated product lives, difficulties in obtaining components and assembly and test services needed for production of integrated circuits, change in economic conditions of the various markets the Company serves, as well as the other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2004. Actual results could differ materially from the Company's forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe the Company's future plans, objectives, estimates, or goals are forward-looking statements. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such statements include those factors discussed herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)
	Three Months Ended
	April 2,2005	April 3, 2004

Net sales	$21,773	$21,195
Cost of sales	19,252	19,175
Gross profit	2,521	2,020
Research and development expenses	7,862	8,902
Selling and administrative expenses	5,552	5,790
Restructuring and other charges	(120)	-
Operating loss	(10,773)	(12,672)
Interest income	577	659
Interest expense	(1,249)	(940)
Other (expense) income	(6)	201
Net loss	$(11,451)	$(12,752)

Net loss	$(0.34)	$(0.40)

Weighted average common
shares outstanding	33,579	31,658

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in Thousands)

	April 2, 2005	December 31, 2004
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$7,718	$11,171
Marketable securities	69,950	63,615
Accounts receivable	10,527	10,770
Inventory	12,930	14,436
Prepaid expenses and other current assets	4,839	3,073
Total current assets	105,964	103,065

Marketable securities	19,627	29,265

Plant and equipment, net	40,193	43,038

Goodwill and other intangibles, net of amortization	6,248	6,297
Other assets	3,878	4,230
	$175,910	$185,895

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$10,186	$8,021
Accrued liabilities	3,981	4,783
Accrued restructuring costs	308	726
Capital lease obligations	12	18
Total current liabilities	14,487	13,548

Other long-term liabilities	3,056	3,032
Long-term debt	84,700	84,700

Stockholders’ equity	73,667	84,615
	$175,910	$185,895